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                                                                    EXHIBIT 14.2



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Amendment No. 2) (No. 333-111085) of Capital Environmental Resource Inc. of our report dated March 20, 2003, except for the effect of the restatement related to the beneficial conversion feature as described in Note 1 to the financial statements included on the Company's 2002 Form 20-F/A (Amendment No. 2), which is as of November 4, 2003, relating to the financial statements which appears in this Form 20-F.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


CHARTERED ACCOUNTANTS

Toronto, Canada
March 31, 2004